U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

AMENDMENT NO. 6

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56019

FAST LANE HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Delaware	I.R.S. Employer Identification Number
(State or other jurisdiction of	00-0000000
incorporation or formation)

c/o Paul Moody
780 Reservoir Avenue, #123
Cranston, RI 02910	02910
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (401)-714-5337

Fax number: (401)-633-7300

Email: fastlaneholdingsinc@gmail.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which shares are Currently Traded

Common Stock, $0.001	Over the Counter Marketplace

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

Prior to the effectiveness of this Form 10-12G, we, "The Company", are not subject to the periodic reporting requirements of the Exchange Act. We intend, with the filing of this Form 10-12G, and ultimate effectiveness of this Form 10-12G, to become SEC Reporting in which case we will be subject to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

(a) Business Development

Fast Lane Holdings, Inc. (we, us, our, or the "Company") was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc.; and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc. .

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc. as successor issuer to Giant Motorsports, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109. Concurrently, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

The Company believes that our 2018 Holding Company Reorganization did not involve a sale of our common stock since the 2018 Reorganization occurred without soliciting or obtaining the vote or consent of the Company’s stockholders. Furthermore, the shareholders were not entitled to dissenters’ appraisal rights; the Company shareholders received the securities of the same class evidencing the same proportion; the securities were issued as a reorganization of the Company into a holding company structure.

On December 28, 2018 after the completion of the Holding Company Reorganization, we cancelled all of the stock held in GMOS Delaware resulting in GMOS Delaware as a stand alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets, if any remain with Giant Motorsports Delaware, Inc. after the subsequent restructuring. Paul Moody, the Director of Giant Motorsports, Inc. (Nevada), did not discover any assets of Giant Motorsports, Inc. (Nevada) from the time he was appointed Director until the completion of the Holding Company Reorganization and subsequent separation of Giant Motorsports, Inc. as a stand-alone company.

Given that the former business plan and objectives of Giant Motorsports Delaware, Inc. and the present day business plan and objectives of Fast Lane Holdings, Inc. substantially differ from one another, we conducted the corporate separation with GMOS on the same day that the company, Fast Lane Holdings, Inc., adopted its present day blank check business plan in order to avoid any shareholder confusion. The former business plan of GMOS (selling motorcycles, scooters and all terrain vehicles) under the leadership of its former directors, does not, in any way, represent the current day blank check business plan of Fast Lane Holdings, Inc., and thus it is the belief of the Company that the corporate separation ameliorated shareholder confusion about our identity and/or corporate objectives.

On May 24, 2018, PEM, LLC, a Wyoming LLC solely owned by Paul Moody, who is also our director, was appointed as Custodian of Giant Motorsports, Inc., a Nevada corporation by the District Court of Clark County, Nevada, court order attached hereto as exhibit 99.1. Pursuant to the court order, PEM, LLC was vested with all powers specified in NRS 78.347(6) including but not limited to, as follows: “to exercise all of the powers of the corporation, through or in place of its board of directors or officers, for the purposes of continuing the Company as a going concern, reinstating the corporate charter, appointing new officer(s) and director(s), negotiating and settling with any debtor or creditor, hiring counsel, accountants or business consultants, initiating shareholder meetings and in their discretion to take any action that Custodian deems just and beneficial to the corporation and its shareholders.” PEM, LLC terminated the custodianship on September 6, 2018.

The corporate actions taken by the Company, including, but not limited to, the corporate structuring of the transactions, was deemed, in the discretion of our sole director to be for the benefit of the corporation and its shareholders. Former shareholders of Giant Motorsports Nevada are now the shareholders of Fast Lane Holdings, Inc. and have the opportunity to benefit in the event of a business combination with another company.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of March 31, 2019, the Company had not yet commenced any operations.

Currently, Giant Consulting Services, LLC., a Wyoming LLC owned and controlled by Jeffrey DeNunzio, is our controlling shareholder, owning 60,000,000 shares of our restricted common stock and 2,550 shares of Convertible Series A preferred stock.

We use the home office space of our director at no cost.

The Company has been engaged in organizational efforts and obtaining initial financing. The Company seeks to serve as a vehicle to pursue a business combination and has made no efforts thus far to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies Section Below).

(b) Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the SEC) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity.

The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company current business plan is to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

There are different situations for private companies which may make a reverse merger more attractive to an operating private company than filing its own Form 10. It takes significant time and effort just to be able to learn to file the necessary documents through the Edgar data base, especially if the operating company has not invested in filing software to streamline the process, which is expensive. We believe that small companies are usually in a hurry to raise capital and some investors require that the private companies they invest in are or become SEC reporting. The reason being is that some investors desire to have an exit strategy and a reverse merger with a Form 10 shell is perceived to be one step closer to liquidity. It should be noted that if a public shell company consummates a reverse merger with a private operating company, the company will be required to file a Form 8-K within four days of the transaction and that the Form 8-K will need to include audited financial statements of the private operating company and pro forma financial statements giving effect to the business combination.

We anticipate that our controlling shareholder will receive cash for the sale of its shares plus a minority equity stake in the post-merger company. We anticipate the Company will get a new director, new business plan of an operating company and fresh capital to pay expenses. A business combination would help us grow and cease to be a shell company.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Paul Moody, the sole officer and director of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, Fast Lane Holdings, Inc. will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for Fast Lane Holdings, Inc. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Fast Lane Holdings, Inc. and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Fast Lane Holdings, Inc. will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Securityholders who received securities from us when we became a shell company are considered underwriters in connection with any resale of those securities until one year from the date Form 10 information has publicly filed, as specified in Rule 144(i). Shares of our common stock which are not registered with the Securities and Exchange Commission, but are currently held by shareholders, cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) so long as the Company is designated a “shell company” and for 12 months after it ceases to be a “shell company,” provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registration statement offering our securities for sale as a blank check company or with a company that would still be considered a shell company or blank check company, our securities will require registration subject to Rule 419. The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

c)	Release of deposited and funds securities

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

Mr. Moody, the sole officer and director, as well as Jeffrey DeNunzio, the controlling shareholder of the Company (through his ownership in Giant Consulting Services, LLC), have no intentions of engaging in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholder will require compliance with the registration requirements under the Securities Act of 1933, as amended.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our shareholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or "blue-sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete this offering.

FORM OF ACQUISITION

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 10% or less of the total issued and outstanding shares of the surviving entity.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.

We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our sole officer and director, Paul Moody. Our sole officer and director has not guaranteed that he will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Registrants current stockholders may be substantially diluted, potentially to less than 10% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors approval without stockholder approval.

Under Delaware law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders’ complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $15,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of one person, our sole officer and director, Mr. Paul Moody. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Furthermore, the analysis of new business opportunities will be undertaken by, or under the supervision of, Paul Moody, the sole officer and director of the Company, who is not a professional business analyst and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. Moody and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely impact the Company’s ability to identify and consummate a successful business combination. There is no guarantee that Mr. Moody will be able to identify a business combination target that is suitable for the Company. Paul Moody, the sole officer and director of the company, may hire third parties to conduct an analysis for a target company or any other business opportunities.

(c) Reports to security holders.

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The company qualifies as a smaller reporting company, as defined by § 229.10(f)(1) and is not required to provide the information required by this Item.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are currently investigating and, if such investigation warrants, looking to acquire or merge with a target company or business seeking the perceived advantages of being a publicly held corporation. We are an emerging growth company (EGC) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SEC’s) reporting and disclosure rules (See Emerging Growth Companies section above). Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The risks we may face if the target business we may intend to merge with is financially unstable include but are not limited to difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We the registrant will not pay a cash finder’s fee for the consummation of any business acquisition the Company makes pursuant to its current business plan. Additionally, at this time we do not plan to issue securities as a finder’s fee.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

At this time, we are entirely reliant upon cash contributions made by our sole officer and director to pay for any and all expenses.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (legal, accounting and auditing fees) in the amount of approximately $5,000; and
(ii)	costs relating to consummating an acquisition in the amount of approximately $10,000 to pay for legal fees and audit fees.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Paul Moody, our sole officer and director, or other shareholders. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our sole officer and director, Mr. Paul Moody, or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. Moody, or other investors, do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and have no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. We will be devoting our efforts to locating merger candidates upon effectiveness of this Form 10-12G registration statement. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status, and therefore a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We have, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, we offer owners of target businesses the opportunity to acquire a controlling ownership interest in a reporting company without the time required to become a reporting company by other means. Nevertheless, upon affecting an acquisition or merger with us, there will be costs and time required by the target business to provide comprehensive business and financial disclosure, such as the terms of the transaction and a description of the business and management of the target business, among other things, and will include audited consolidated financial statements of the Company giving effect to the business combination, as part of a filing on Form 8-K.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that we will likely be able to affect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our managements plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

Current economic and financial conditions are volatile and affect the selection of a business combination and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for a target business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of March 31, 2019 and December 31, 2018 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of March 31, 2019 and December 31, 2018.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

ITEM 3. PROPERTIES

We neither rent nor own any properties. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. We currently utilize the home office space and equipment of our management at no cost.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class

Paul Moody (1) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%	0	0%

Giant Consulting Services, LLC. (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	60,000,000	82.25%	2,550	51%
_________________________________________
(1) Paul Moody serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company.
(2) Jeffrey DeNunzio is the sole member of Giant Consulting Services, LLC while Paul Moody is the manager of Giant Consulting Services, LLC.

*Currently, we have 72,948,316 shares of common stock issued and outstanding and 5,000 shares of Convertible Series A preferred stock issued and outstanding. Each share of Convertible Series A preferred stock has no voting rights and may be converted into one share of common stock.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

A. Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Paul Moody	29	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director

Paul Moody, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Paul Moody, age 29, acts as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director for the Company. Mr. Moody attended the University of Rhode Island and graduated in 2014 with a Bachelor of Fine Arts. Paul Moody served as Secretary of NL One Corp. from April 29, 2014 to May 16, 2016. He has held the position of Chief Executive Officer, President, and Director of Sigmata Electronics, Inc. an electronics company, since the company’s formation on January 28, 2016. From 2015 to Present Mr. Moody has been affiliated with V Financial Group LLC by providing writing and consulting services on a need be basis. On September 4, 2018 Mr. Moody became the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Quick Start Holdings, Inc., a Delaware Corporation. Paul Moody is currently the sole officer and director of Fast Lane Holdings, Inc., a Delaware Company.

B. Significant Employees. None.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

E. The Board of Directors has one member. The Board acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

Mr. Jeffrey DeNunzio and Paul Moody also have experience serving as officers and directors of NL One Corp.

Prior and Current Shell Company Experience

Paul Moody

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Paul Moody has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Quick Start Holdings, Inc., a Delaware Company	Sole Officer and Director	1/10/19	Share Exchange Agreement between GMRZ Holdings LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company	2/20/19	$325,000

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 1-A, with which Mr. Paul Moody has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Executive Officer, President, Director	5/24/16	n/a	n/a	n/a

Jeffrey DeNunzio

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Jeffrey DeNunzio has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. DeNunzio has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
iHealthcare, Inc., formerly known as Opulent Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	2/19/15	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio Ihealthcare, Inc., a Florida Company	1/11/16	$25,000

Quick Start Holdings, Inc., a Delaware Company	Indirect controlling shareholder	1/10/19	Share Exchange Agreement between GMRZ Holdings LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company	2/20/19	$325,000

TOA Carbon Fiber, Inc., formerly known as Wealth Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	8/22/13	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Hajime Abe	7/6/14	$31,900

The information in the table below summarizes all of the blank check and shell companies, which did not file a registration statement on Form 10-12G, during the time of which Jeffrey DeNunzio was affiliated with the Company.

Name	Relationship with Issuer	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Stemcell Holdings, Inc., formerly known as Perfect Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Dr. Takaaki Matsuoka	1/27/16	$30,000

Note: Commensurate with the date of each of the above business combinations, Jeffrey DeNunzio (i) was no longer deemed to be a promoter, or an affiliate in any capacity, of the above companies and (ii) no longer retained any positions as an officer, director, or employee, or in any capacity, of the above companies. Commensurate with the completion of each of the above business combinations, Jeffrey DeNunzio no longer retained any equity interests in any of the aforementioned companies.

Name	Relationship with Issuer	Filing Date Registration Statement (1-A)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Financial Officer, Chief Accounting Officer, Director	5/24/16	n/a	n/a	n/a

Other Public Company Experience

In addition to the blank check and shell company experience outlined above, the information below summarizes certain information related to Flagship Global Corp., formerly known as NL One Corp. (“NL One”), for which a registration statement on Form S-1 was filed, and which Mr. Paul Moody and Mr. Jeffrey DeNunzio previously served as an officer or director during the past five years. This information is being provided because NL One may qualify as a shell company pursuant to the SEC’s rules and regulations.

*Jeffrey DeNunzio served as Chief Executive Officer, President, and Director of NL One Corp. from April 29, 2014 to May 16, 2016. Paul Moody served as Secretary of NL One Corp. from April 29, 2014 to May 16, 2016.

At the time in which Jeffrey DeNunzio and Paul Moody served as officers and or directors of NL One Corp., NL One Corp. had a focus on developing electronic, fiber optic, and information technologies. At that time, NL One Corp. owned the rights to two patent pending technologies for health care monitoring devices.

Name	Relationship with Issuer	Filing Date Registration Statement (S-1)
Flagship Global Corp., Formerly Known as NL One Corp., a Nevada Company	see above*	9/3/14

On May 16, 2016, NL One Corporation’s controlling shareholder, Thomas DeNunzio, sold his controlling interest in the NL One Corp. to Stansbridge Limited, (“Stansbridge”), a United Kingdom company. The consideration paid was $345,000. Paul Moody and Jeffrey DeNunzio did not receive any compensation in connection with the sale of the controlling shareholder’s shares. Paul Moody and Jeffrey DeNunzio do, however, each own 1,000 shares of common stock of Flagship Global Corp., formerly known as “NL One Corp.”

Jeffrey DeNunzio and Paul Moody have not been affiliated with NL One Corp. since their resignations on May 16, 2016. At no point have Jeffrey DeNunzio or Paul Moody ever been controlling shareholders of NL One Corp.

Mr. Moody and Mr. DeNunzio do not believe that NL One constituted a shell company during the Relevant Period. Mr. Moody and Mr. DeNunzio based their conclusion on the definition of “shell company” in Rule 12b-2 promulgated under the Exchange Act (“Rule 12b-2”). Rule 12b-2 defines a “shell company” to mean a registrant, other than an asset-backed issuer, that has: (1) no or nominal operations; and (2) either, (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Furthermore, because the SEC intentionally did not define the term “nominal” for purposes of Rule 12b-2, and elected to not adopt any quantitative thresholds, Mr. Moody and Mr. DeNunzio contend that the determination of what constitutes “nominal” is largely subjective and is based on the facts and circumstances. Mr. Moody and Mr. DeNunzio believe that during the Relevant Period, NL One was considered a start-up stage company, focused on the business of developing electronic, fiber optic, and information technologies. Furthermore, during the Relevant Period, NL One owned the rights to two patent pending technologies for healthcare monitoring devices, which, according to Jeffrey DeNunzio and Paul Moody, held intrinsic value and were considered to be an asset. During the Relevant Period, on March 20, 2015, these provisional patent applications were refiled. Mr. Moody and Mr. DeNunzio also actively explored other patent acquisitions with the intention to enter into licensing and sublicensing agreements with vendors and manufacturers. NL One also researched and explored the possibility of filing utility patents for NL One’s existing provisional patents; however, these plans did not materialize during the Relevant Period. Accordingly, Mr. Moody and Mr. DeNunzio maintain that NL One did not constitute a shell company during the Relevant Period because it conducted more than nominal operations and owned assets, namely the two provisional patents.

Despite Mr. Moody’s and Mr. DeNunzio’s assertions, in reviewing NL One’s financial statements during the Relevant Period, we believe that the SEC may view NL One as a shell company because it had no assets reported on its balance sheet and, based on its periodic filings, may not have commenced operations. Thus, to err on the side of caution, we have included the relevant information should one view NL One as a shell company during the Relevant Period.

ITEM 6. EXECUTIVE COMPENSATION

Paul Moody, our sole officer and director does not receive any compensation for his services rendered to our company, has not received such compensation in the past other than described as below and is not accruing any compensation pursuant to any agreement with us. No remuneration of any nature has been paid for, or on account of, services rendered by a director in such capacity. Our sole officer and director intends to devote no more than five (5) hours a week to our affairs.

Mr. Moody will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table shows for the year ended December 31, 2018, the compensation awarded (earned) or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE
Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Moody, President	December 31, 2018	—	—	—	—	—	—	—	—

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On June 29, 2018, GMOS Nevada issued 60,000,000 shares of our common stock and 2,550 shares of our preferred shares to Giant Consulting Services, LLC., a Wyoming LLC managed by Paul Moody, our director and our control shareholder Jeffrey DeNunzio for developing the Company’s business plan. The foregoing shares were automatically converted into an equivalent amount of shares in the Company on December 28, 2018 pursuant to DGCL 251(g), the effective date of the holding company reorganization.

The above issuance was pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. No monies were paid for the aforementioned shares.

Fast Lane Holdings, Inc. was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc.; and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc.

As of December 6, 2018, Paul Moody was Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc., Giant Motorsports Merger Sub, Inc., and Giant Motorsports Inc., a Nevada Company.

As of December 6, 2018, Jeffrey DeNunzio, through his controlling interests of Giant Consulting Services, LLC, a Wyoming Company, was the controlling shareholder of Giant Motorsports, Inc., a Nevada Company (“GMOS Nevada”).

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware. Prior to the aforementioned merger, GMOS Nevada held 100% of the voting control of GMOS Delaware. Commensurate with the merger the shares of common stock of GMOS Delaware held by GMOS Nevada were cancelled.

Prior to the following transaction below on December 28, 2018, there were 1,000 shares of common stock, representing 100% voting control of Fast Lane Holdings, Inc., held by Giant Motorsports Delaware, Inc.

Prior to the following transaction below on December 28, 2018, there were 1,000 shares of common stock, representing 100% voting control of Giant Motorsports Merger Sub Inc., held by Fast Lane Holdings, Inc.

Prior to the following transaction below on December 28, 2018, Jeffrey DeNunzio through his controlling interests of Giant Consulting Services, LLC, a Wyoming Company, was the controlling shareholder of Giant Motorsports, Inc., a Nevada Company (“GMOS Nevada”).

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc. as successor issuer to Giant Motorsports, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109.

Immediately prior to the Effective Time of the holding company reorganization, every share of Fast Lane Holdings, Inc. issued and outstanding held in the name of Giant Motorsports Delaware, Inc. was cancelled, retired and resumed the status of authorized and unissued shares of Fast Lane Holdings, Inc. common stock. Concurrently with the aforementioned reorganization, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

 No consideration or cash was exchanged per any of the above transactions.

Our Chief Executive Officer Paul Moody remains in control of Giant Motorsports Delaware, Inc.

We use the home office space of our director at no cost.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not:

-	Established our own definition for determining whether our director and nominees for directors are "independent" nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

-	Established any committees of the Board of Directors.

Given the nature of our company, our limited shareholder base and the current composition of our management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that management of a target business will establish:

-	Its own Board of Directors;

-	Establish its own definition of 'independent" as related to directors and nominees for directors; and,

-	Establish committees that will be suitable for its operations after the Company consummates a business combination.

*The Company has no audit, nominating, compensation or any type of committee whatsoever as of the date of this report.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

Our Common Stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “FLHI”.

(b) Holders.

As of the date of this filing, our controlling shareholder, Giant Consulting Services, LLC., holds an aggregate of 60,000,000 shares of our restricted common stock and 2,550 shares of Convertible Series A preferred stock. Currently, we have 72,948,316 shares of common stock issued and outstanding and 5,000 shares of Convertible Series A preferred stock issued and outstanding.

As of the date of this report, there are approximately 32 shareholders of record of our common stock.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation completed an Agreement and Plan of Merger (“Re-domestication”) pursuant to Section 252 of the Delaware General Corporation Law, (“DGCL), whereas GMOS Nevada re-domesticated from Nevada to Delaware by merging with and into its wholly owned subsidiary known as Giant Motorsports Delaware Inc. (“GMOS Delaware” aka “Predecessor”), a Delaware corporation created on December 6, 2018 with GMOS Delaware as the surviving corporation. The Certificate of Merger (“Re-domestication”) was filed with Delaware Secretary of State on December 28, 2018, (Re-domestication Effective Time). All of the property rights, privileges,  agreements, powers and franchises, assets, debts, liabilities, duties and obligations of GMOS Nevada and GMOS Delaware became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of GMOS Delaware, the re-domestication surviving corporation.

On December 28, 2018 after the Re-domestication Effective Time, GMOS Delaware completed an Agreement and Plan of Merger with Fast Lane Holdings, Inc. (“Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law, (“DGCL), whereas GMOS Delaware merged with and into Merger Sub, its indirect and wholly owned second subsidiary with GMOS Delaware as the surviving corporation. The Agreement and Plan of Merger was filed with Delaware Secretary of State on December 28, 2018. Upon completion of Holding Company Reorganization, Predecessor was removed as a subsidiary of Successor. All of the property rights, privileges,  agreements, powers and franchises, assets, debts, liabilities, duties and obligations of GMOS Delaware and Merger Sub became the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of GMOS Delaware, the surviving corporation. On December 28, 2018 after the completion of the Holding Company Reorganization, we cancelled all of the stock held in GMOS Delaware resulting in GMOS Delaware as a stand alone company. Pursuant to the holding company merger agreement and effects of merger, all of the assets, if any remain with Giant Motorsports Delaware, Inc. after the subsequent restructuring. Paul Moody, the Director of Giant Motorsports, Inc. (Nevada), did not discover any assets of Giant Motorsports, Inc. (Nevada) from the time he was appointed Director until the completion of the Holding Company Reorganization and subsequent separation of Giant Motorsports, Inc. as a stand-alone company.

The Company believes that the Reorganization was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of Section 251(g) of the DGCL did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.”

It is our belief that our 2018 Holding Company Reorganization did not involve a “sale” of our securities. If the Company’s belief is later determined to be incorrect, then the Company and Shareholders could face substantial consequences under section 5 of the 1933 Securities Act. Those consequences may have a substantive impact on our liquidity now or at any future time. Pursuant to the Section 251(g) of the DGCL, the 2018 reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, Section 251(g) of the DGCL did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act. The Company is relying upon the plain meaning of a “sale” within the context of Section 2(3) of the Securities Act and has not received an opinion from counsel to determine that no sale occurred during the 2018 Reorganization. If the Company’s belief is later determined to be incorrect, then the SEC could initiate proceedings against the company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security. Section 5 makes it unlawful for any person, directly or indirectly to sell such security through the use of a prospectus or to use any means for the purpose of sale or for delivery of a sale. There is a risk that the United States Securities and Exchange Commission could later determine that the 2018 Reorganization did involve a “sale” of our securities.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

(a) Common and Preferred Stock.

We are authorized by our Certificate of Incorporation to issue an aggregate of 500,000,000 shares of common stock, of which 72,948,316 are issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 5,000 shares of Convertible Series A Preferred Stock are issued and outstanding.

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock with designations, rights and preferences to be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Currently, we have authorized and issued 5,000 shares of Convertible Series A Preferred Stock. . The preferred stock has no voting rights in the Company other than the right to vote upon a change to its class rights, privileges or designations by the majority vote of the Series "A" convertible preferred class shareholders. Although we have no present intention to issue any additional shares of our authorized Preferred Stock, there can be no assurance that we will not do so in the future.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in the certification of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

(b) Debt Securities.

None.

(c) Other Securities to be Registered.

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FAST lANE HOLDINGS, INC.

INDEX TO AUDITED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Stockholder Deficit	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-11

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Fast Lane Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fast Lane Holdings, Inc. (the "Company") as of December 31, 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the period December 6, 2018 (Inception) through December 31, 2018 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period December 6, 2018 (Inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

January 25, 2019

-F2-

Fast Lane Holdings, Inc. Balance Sheet

As of December 31, 2018

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$5,550

Total current liabilities	5,550

TOTAL LIABILITIES	$5,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of December 31, 2018)	5

Common stock ($.001 par value, 500,000,000 shares authorized, 72,948,316 issued and outstanding as of December 31, 2018)	72,948

Additional paid in capital	(72,648)

Accumulated deficit	(5,855)
Total Stockholders' deficit	(5,550)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

-F3-

Fast Lane Holdings, Inc. Statement of Operations
For the period from December 6, 2018 (date of inception) to December 31, 2018

Operating expenses

General and administrative expenses	$5,855
Total operating expenses	5,855

Net loss	$(5,855)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	11,222,818

The accompanying notes are an integral part of these financial statements.

-F4-

Fast Lane Holdings, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from December 6, 2018 (date of inception) to December 31, 2018

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 6, 2018	-	$-	$-	$-	$-	$-	$-

Shares issued in Reorganization	5,000	5	72,948,316	72,948	(72,953)	-	-

Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	305	-	305
Net loss	-	-	-	-	-	(5,855)	(5,855)
Balances, December 31, 2018	5,000	$5	$72,948,316	$72,948	$(72,648)	$(5,855)	$(5,550)

The accompanying notes are an integral part of these financial statements.

-F5-

Fast Lane Holdings, Inc.

Statement of Cash Flows

For the period December 6, 2018 (date of inception) to December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,855)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	305
Changes in current assets and liabilities:
Accrued expenses	5,550
Net cash used in operating activities	-

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

-F6-

Fast Lane Holdings, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Fast Lane Holdings, Inc. (we, us, our, or the "Company") was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”) with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holdings, Inc.; and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc. .

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed the holding company reorganization by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc. as successor issuer to Giant Motorsports, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. The Company was given a new CUSIP Number by CUSIP Global Services for its common stock of 31189D109. Concurrently, the Company cancelled all of its stock held in GMOS Delaware resulting in GMOS Delaware becoming a stand-alone company.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of December 31, 2018, the Company had not yet commenced any operations.

 The Company has elected December 31st as its year end.

-F7-

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2018 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2018 and, thus, anti-dilution issues are not applicable.

-F8-

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of December 31, 2018.

The Company’s stock-based compensation for the period ended December 31, 2018 was $0.

-F9-

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of December 31, 2018, the Company has incurred a net loss of approximately $5,855 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $1,230 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance. Given our inception on December 6, 2018, and our fiscal year end of December 31, 2018, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2018.

Note 6 – Accrued Expenses

Accrued expenses totaled $5,550 as of December 31, 2018 and consisted primarily of professional fees.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of December 31, 2018.

On June 29, 2018, the Company issued 2,550 shares of Series “A” convertible Preferred Stock to Giant Consulting Services, LLC (“GCS”), a Wyoming Limited Liability Company, for helping the Company locate an acquisition or merger candidate. Jeffrey DeNunzio is the controlling member and Paul Moody, our sole director, is the Manager of GCS. The preferred stock is convertible into one share of common stock. The preferred stock has no voting rights in the Company other than the right to vote upon a change to its class rights, privileges or designations by the majority vote of the Series “A” convertible preferred class shareholders. The Board of Directors may, in the future, issue additional classes of preferred stock which shall have attributes and rights as determined by the Board of Directors at that time.

-F10-

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 72,948,316 shares of common stock issued and outstanding as of December 31, 2018.

On June 29, 2018, 60,000,000 common shares were issued by GMOS Nevada to GCS for development of the Company’s business plan.

On December 28, 2018, the effective time of the holdings company reorganization, each share of capital stock of GMOS Delaware issued and outstanding immediately prior to the holding company reorganization was automatically converted into one fully paid and non-assessable share of capital stock of the Company pursuant to DGCL 251 (g).

The outstanding common shares were originally issued by GMOS Nevada prior to reorganization and are now listed as converted shares for the Company.

Additional Paid-In Capital

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. This is considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the fiscal year end and has found that there was nothing material to disclose.

-F11-

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page

Balance Sheet As of March 31, 2019 (Unaudited) and As of December 31, 2018	F-13

Statement of Operations For Three Months Ended March 31, 2019 (Unaudited)	F-14

Statement of Changes in Stockholder Deficit For the period from December 6, 2018 (date of inception) to March 31, 2019 (Unaudited)	F-15

Statement of Cash Flows For the Three Months Ended March 31, 2019 (Unaudited)	F-16

Notes to the Financial Statements	F-17 to F-19

-F12-

Fast Lane Holdings, Inc.

Balance Sheet

	As of March 31, 2019 (Unaudited)	As of December 31, 2018

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$300	$5,550
Total current liabilities	300	5,550
TOTAL LIABILITIES	$300	$5,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 20,000,000 shares authorized, 5,000 issued and outstanding as of March 31, 2019 and December 31, 2018)	5	5
Common stock ($.001 par value, 500,000,000 shares authorized, 72,948,316 issued and outstanding as of March 31, 2019 and December 31, 2018)	72,948	72,948

Additional paid in capital	(66,401)	(72,648)

Accumulated deficit	(6,852)	(5,855)
Total Stockholders' deficit	(300)	(5,550)
TOTAL LIABILITIES &STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

 -F13-

Fast Lane Holdings, Inc. Statement of Operations (Unaudited)
For Three Months Ended March 31, 2019

Operating expenses

General and administrative expenses	$997
Total operating expenses	997

Net loss	$(997)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	72,948,316

The accompanying notes are an integral part of these unaudited financial statements.

 -F14-

Fast Lane Holdings, Inc. Statement of Changes in Stockholders' Deficit For the period from December 6, 2018 (date of inception) to March 31, 2019 (Unaudited)

	Preferred Shares (Series A)	Par Value Preferred Shares (Series A)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, December 6, 2018	-	$-	$-	$-	$-	$-	$-

Shares issued in Reorganization	5,000	5	72,948,316	72,948	(72,953)	-	-

Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	305	-	305
Net loss	-	-	-	-		(5,855)	(5,855)
Balances, December 31, 2018	5,000	$5	72,948,316	$72,948	$(72,648)	$(5,855)	$(5,550)

Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	6,247	-	6,247
Net loss	-	-	-	-	-	(997)	(997)
Balances, March 31, 2019	5,000	$5	72,948,316	$72,948	$(66,401)	$(6,852)	$(300)

The accompanying notes are an integral part of these unaudited financial statements.

 -F15-

Fast Lane Holdings, Inc.

Statement of Cash Flows

(Unaudited)

For the Three Months Ended March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(997)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	6,247
Changes in current assets and liabilities:
Accrued expenses	(5,250)
Net cash used in operating activities	-

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these unaudited financial statements.

 -F16-

Fast Lane Holdings, Inc.

Notes to Unaudited Financial Statements

Note 1 – Organization and Description of Business

Fast Lane Holdings, Inc. (we, us, our, or the "Company") was incorporated on December 6, 2018 in the State of Delaware. The Company was created for the sole purpose of participating in a Delaware holding company reorganization with Giant Motorsports Delaware Inc. (“GMOS Delaware”), a Delaware corporation incorporated on December 6, 2018 and parent company of Fast Lane Holding, Inc. and Giant Motorsports Merger Sub, Inc., a Delaware corporation incorporated on December 6, 2018 and a wholly owned subsidiary of Fast Lane Holdings, Inc. pursuant to Section 251(g) of the General Corporation Law of the state of Delaware, (the “DGCL”).

On December 6, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Fast Lane Holdings, Inc., Giant Motorsports Delaware, Inc. and Giant Motorsports Merger Sub, Inc.

On December 28, 2018, Giant Motorsports, Inc. (“GMOS Nevada”), a Nevada corporation merged with and into GMOS Delaware, a wholly owned subsidiary of GMOS Nevada with GMOS Delaware as the surviving corporation. The sole purpose to merge GMOS Nevada with and into GMOS Delaware was to re-domesticate GMOS Nevada from Nevada to Delaware.

On December 28, 2018, Giant Motorsports Delaware, Inc. completed a holding company reorganization pursuant to Section 251(g) of the DGCL by merging with and into its indirect wholly owned subsidiary known as Giant Motorsports Merger Sub, Inc. with Giant Motorsports Delaware, Inc. as the surviving corporation and becoming a wholly owned subsidiary of Fast Lane Holdings, Inc. Fast Lane Holdings, Inc. as successor issuer to Giant

Motorsports, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol “GMOS” until the new ticker symbol “FLHI” for the Company was released into the OTC MarketPlace on January 10, 2019. Concurrently, the Company cancelled all of its stock held in GMOS Delaware.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of December 31, 2018, the Company had not yet commenced any operations.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2019 and December 31, 2018 were $0 for both periods.

-F17-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2019 and December 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

-F18-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of March 31, 2019.

The Company’s stock based compensation for the periods ended March 31, 2019 and December 31, 2018 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of March 31, 2019, the Company has incurred a net loss of approximately $6,852 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $1,439 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance. Given our inception on December 6, 2018, and our fiscal year end of December 31, 2018, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2019.

Note 6 – Accrued Expenses

Accrued expenses totaled $300 as of March 31, 2019 and $5,550 as of December 31, 2018 and consisted primarily of professional fees for both periods.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There are 5,000,000 shares of Series “A” convertible Preferred Stock issued and outstanding as of March 31, 2019 and December 31, 2018.

On June 29, 2018, the Company issued 2,550 shares of Series “A” convertible Preferred Stock to Giant Consulting Services, LLC (“GCS”), a Wyoming Limited Liability Company, for helping the Company locate an acquisition or merger candidate. Jeffrey DeNunzio is the controlling member and Paul Moody, our sole director, is the Manager of GCS. The preferred stock is convertible into one share of common stock. The preferred stock has no voting rights in the Company other than the right to vote upon a change to its class rights, privileges or designations by the majority vote of the Series “A” convertible preferred class shareholders. The Board of Directors may, in the future, issue additional classes of preferred stock which shall have attributes and rights as determined by the Board of Directors at that time.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 72,948,316 shares of common stock issued and outstanding as of March 31, 2019 and December 31, 2018.

On June 29, 2018, 60,000,000 common shares were issued by GMOS Nevada to GCS for development of the Company’s business plan.

On December 28, 2018, each share of capital stock of GMOS Delaware issued and outstanding immediately prior to the holding company reorganization was automatically converted into one fully paid and non-assessable share of capital stock of the Company.

The outstanding common shares were originally issued by GMOS Nevada prior to reorganization and are now listed as converted shares for the Company.

Additional Paid-In Capital

The Company’s sole officer and director, Paul Moody, paid expenses on behalf of the company totaling $305 as of December 31, 2018. During the three months ended March 31, 2019, Mr. Moody paid expenses on behalf of the company totaling $6,247. The $6,552 in total payments are considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 8 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 9 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the quarter ended March 31, 2019 and has found that there was nothing material to disclose.

 -F19-

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15. Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation (1)

3.2	By-laws (1)

10.1	Agreement and Plan of Merger (1)

10.2	Separation Agreement (1)

99.1	Custodianship Order (1)

 ______________

(1) Filed herewith.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

June 18, 2019	Fast Lane Holdings, Inc.

	By:	/s/ Paul Moody
Name: Paul Moody
Title: Chief Executive Officer